VOTING AGREEMENT

THIS VOTING AGREEMENT is made as of the 30 day of November, 2009, by and among Investwide Capital LLC and LP and Jayhawk Private Equity Fund, LP (the “Lead Investor”) and the shareholders listed on the signature pages hereto (the “Shareholders”).

WHEREAS, in order to induce the various purchasers (the “Purchasers”) of the 8% Senior Secured Convertible Notes  (the “Notes”) of Sino Gas International Holdings Inc. (the “Company”) to purchase the Notes, the Shareholders have agreed to execute this Voting Agreement pursuant to the terms and conditions set forth below; and

NOW, THEREFORE, it is hereby agreed as follows:

1.           Agreement to Vote. Each of the Shareholders agrees to vote, or cause to be voted, at any meeting of stockholders of the Company all shares of Common Stock of the Company owned by such Shareholder or any entity affiliated with such Shareholder (“Subject Securities”), or act by written consent of stockholders in lieu of any such meeting, as the case may be, in favor of the election to the Board of Directors of the Company of one person designated by the Lead Investor on behalf of the Purchasers.

2.           Grant of Irrevocable Proxy. EACH SHAREHOLDER HEREBY IRREVOCABLY GRANTS TO, AND APPOINTS, [LEAD INVESTOR] AS SUCH SHAREHOLDER’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF SUCH SHAREHOLDER, TO VOTE ALL SUCH SHAREHOLDER’S SUBJECT SECURITIES (OWNED OF RECORD OR BENEFICIALLY), OR GRANT A CONSENT OR APPROVAL IN RESPECT OF SUCH SUBJECT SECURITIES WITH VOTING POWER, IN FAVOR OF THE ELECTION TO THE COMPANY’S BOARD OF DIRECTORS OF ONE PERSON DESIGNATED BY [LEAD INVESTOR]. Each Shareholder represents that any proxies heretofore given in respect of such Shareholder’s Subject Securities are not irrevocable, and that all such proxies are hereby revoked. Each Shareholder hereby affirms that the irrevocable proxy set forth in this Section 2 is given to secure the performance of such Shareholder’s duties under this Agreement. Each Shareholder hereby further affirms that the irrevocable proxy set forth in this Section 2 is coupled with an interest and may under no circumstances be revoked unless and until this Agreement is terminated in accordance with Section 3 of this Agreement. Each Shareholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Each such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of applicable law.

3.           Termination. This Agreement and all rights granted hereby shall terminate and will cease to be of any further force or effect when less than $1,000,000 of the Notes remain outstanding.

4.           Amendments. This Agreement may not be amended, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

5.           Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement, so as to make effective and enforceable the intent of this Agreement.

6.           Representations by Shareholders. Each Shareholder hereby represents and warrants, severally and not jointly, that the execution and delivery of this Agreement and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation, or to loss of a material benefit under, or result in the creation of any lien in or upon any of the Subject Securities under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of (A) any contract, agreement or instrument to which he is a party or (B) any statute, law, ordinance, rule or regulation or judgment, order, writ, injunction, stipulation or decree, in each case, applicable to him, other than any such conflicts, violations, breaches, defaults, rights, losses, liens or entitlements that individually or in the aggregate could not reasonably be expected to impair in any material respect his ability to perform his obligations under this Agreement.

7.           Further Assurances. Each Shareholder shall from time to time execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Lead Investor may request for the purpose of effectuating the matters covered by this Agreement, including the grant of the irrevocable proxies set forth in Section 2.

8.           Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties hereto. Any purported assignment in violation of this Section 8 shall be void.  Subject to the preceding sentences of this Section 8, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns.

9.           Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to contracts among New York residents entered into and to be performed entirely within New York.

10.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A telephone line facsimile transmission or an electronic transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

Investwide Capital LLC
Jayhawk Private Equity Fund, LP
[Lead Investor]

SHAREHOLDERS:

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